Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-184445 and 333-207214) and Form S-3 (File Nos. 333-215220 and 333-219999) of Malvern Bancorp, Inc. and Subsidiaries of our report dated January 10, 2022, relating to the consolidated financial statements as of and for the year ended September 30, 2021, which appears in this annual report on Form 10-K.

/s/ Baker Tilly US, LLP

Allentown, Pennsylvania

December 27, 2022